UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-2783641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1200 East Market Street, Suite 650
Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Babcock & Wilcox Enterprises, Inc.
Amended and Restated 2015 Long-Term Incentive Plan
(Full title of the plan)

Kenneth M. Young
Chief Executive Officer
Babcock & Wilcox Enterprises, Inc.
1200 East Market Street, Suite 650
Akron, Ohio 44305
(Name and address of agent for service)

(330) 753-4511
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,000,000 (1) (2)	$2.5475 (3)	$7,642,500 (3)	$992.00

(1)
Represents shares of common stock, par value $0.01 per share (“Common Shares”), of Babcock & Wilcox Enterprises, Inc. (“B&W”) issuable pursuant to the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (Amended and Restated as of June 16, 2020) (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Shares as reported on the New York Stock Exchange on August 6, 2020, which is within five business days prior to filing.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 3,000,000 Common Shares under the Plan, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Registration Statement on Form S-8 (Registration No. 333-205333) filed by B&W on June 29, 2015, the Registration Statement on Form S-8 (Registration No. 333-211260) filed by B&W on May 10, 2016, the Registration Statement on Form S-8 (Registration No. 333-225470) filed by B&W on June 6, 2018 and the Registration Statement on Form S-8 (Registration No. 333-233225) filed by B&W on August 12, 2019 are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth or incorporated herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be delivered to participants in the Plan pursuant to Rule 428(b) of the Securities Act. Consistent with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

•	B&W’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 30, 2020, as amended by Amendment No. 1 to the 10-K on Form 10-K/A, filed on April 28, 2020;

•	B&W’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed on May 15, 2020 and August 12, 2020, respectively;

•
B&W’s Current Reports on Form 8-K filed on January 7, 2020 (Items 1.01 and 2.03 only), January 24, 2020 (Items 1.01 and 2.03 only), February 3, 2020 (Items 1.01 and 2.03 only), April 27, 2020, May 15, 2020 (Items 1.01, 1.02, 2.03 and 3.02 only) and June 19, 2020; and

•
The description of the Capital Stock contained in B&W’s Information Statement, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 (File No. 001-36876), filed on June 9, 2015, as updated by Exhibit 4.2 to B&W’s Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by B&W with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q filed on August 4, 2015 (File No. 001-36876)).
4.2
Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K filed on June 17, 2019 (File No. 001-36876)).

4.3
Certificate of Amendment of the Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K filed on July 24, 2019 (File No. 001-36876)).

4.4
Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 001-36876)).

5.1	Opinion of King & Spalding LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
99.1
Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (Amended and Restated as of June 16, 2020) (incorporated by reference to Appendix D to the Babcock & Wilcox Enterprises, Inc. Definitive Proxy Statement filed with the Securities and Exchange Commission on May 5, 2020).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on August 12, 2020.

Babcock & Wilcox Enterprises, Inc.

By:	/s/ Kenneth M. Young
Name: Kenneth M. Young
Title: Chief Executive Officer

Each of the undersigned officers and directors of Babcock & Wilcox Enterprises, Inc. hereby constitutes and appoints each of Kenneth M. Young and Louis Salamone as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 12, 2020.

Signature	Title

/s/ Kenneth M. Young	Chief Executive Officer
Kenneth M. Young	(Principal Executive Officer)

/s/ Louis Salamone	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Louis Salamone	(Principal Financial and Accounting Officer)

Director
Matthew E. Avril

/s/ Cynthia S. Dubin	Director
Cynthia S. Dubin

/s/ Alan B. Howe	Director
Alan B. Howe

/s/ Brian R. Kahn	Director
Brian R. Kahn

Director
Bryant R. Riley

/s/ Kenneth Siegel	Director
Kenneth Siegel